EXHIBIT 16.1

March 8, 2013

Securities and Exchange Commission
100 F Street, N.W.
Washington, DC

Dear Sirs/Madams:

We have read Item 4.01 of the Caldera Pharmaceuticals, Inc. Form 8-K dated March 4, 2013, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Sherb & Co., LLP